Exhibit 99.1


PRESS RELEASE



ICC Announces Third Quarter Fiscal 2004 Financial Results

NEW YORK - June 14, 2004 - Internet Commerce Corporation ("ICC" or the "Company") (NasdaqSC: ICCA), a leader in the e-commerce business-to-business communication services market, today announced financial results for its fiscal third quarter ended April 30, 2004.

Thomas J. Stallings, Chief Executive Officer of ICC, commented, "We are pleased to announce that during the third quarter of fiscal 2004 our VAN services revenue grew 4.2% from the year ago period as a result of adding approximately 60 new customers in the third quarter. Furthermore, gross margin percentage for VAN services in the third quarter of fiscal 2004 improved to 61.7% from 56.5% in the year ago period. Adjusted gross margin percentage for VAN services in the third quarter of fiscal 2004 improved to 62.6% from 58.0% in the year ago period."

"On a consolidated basis, the Company's gross margin percentage for the third quarter improved to 46.0% from 33.6% in the year ago period. This increase in gross margin percentage contributed to an improvement in third quarter net loss to $662,000 from a loss of $1.1 million in the year ago period, or an improvement of 38.4%. Consolidated adjusted gross margin percentage for the third quarter improved to 55.6% from 46.9% in the year ago period. The increase in adjusted gross margin percentage contributed to an improvement in third quarter EBITDA to a loss of $199,000 from a loss of $475,000 in the year ago period, or an improvement of 58.1%. Most significantly, for the month of April 2004 the Company was virtually break even on an EBITDA basis."

"With the additional revenue contribution from the acquisition of Electronic Commerce Systems, Inc., which is expected to close during June 2004, we foresee continued progress towards our goal of generating positive cash flow from operations."

Consolidated Three-Month Results

     o The Company narrowed its net loss by 38.4% to $662,000, or $0.05 per diluted share, in the third quarter of fiscal 2004 from a net loss of $1.1 million, or $0.11 per diluted share, in the third quarter of fiscal 2003.
     o Consolidated revenue for the third quarter of fiscal 2004 decreased 6.5% to $2.9 million from $3.1 million in the year ago period.
     o Gross margin for the third quarter of fiscal 2004 improved to 46.0% from 33.6% in the third quarter of last year.

Consolidated Three-Month Results - Adjusted - EBITDA is earnings before net interest and investment income, income taxes, depreciation, amortization, impairment charges and non-cash charges for stock-based compensation. Adjusted gross margin represents gross margin less depreciation, amortization and impairment charges. Refer to Supplemental Financial Data below for a reconciliation of net income to EBITDA and gross margin to adjusted gross margin.

     o EBITDA for the third quarter of fiscal 2004 improved 58.1% to a loss of $199,000 from a loss of $475,000 in the year ago period.
     o Adjusted gross margin for the third quarter of fiscal 2004 improved to 55.6% from 46.9% in the third quarter last year.

Segment Three-Month Results

       Commencing February 2004, the Company reorganized and combined its professional services activities with its ICC.NET business and consequently discontinued reporting operating results for its professional services activities in a separate segment and began including these results in the ICC.NET segment. These activities were previously reported in the Professional Services segment.

ICC.NET:
--------

For the third quarters of fiscal 2004 and fiscal 2003, ICC.NET revenue, which includes VAN, Mapping Services and Professional Services, represented 89% of consolidated revenue. We discontinued our EDI educational services and seminars in January 2004.

Revenue for VAN Services increased 4.2% compared to the third quarter of last year.

Gross margin percentage for VAN Services for the third quarter of fiscal 2004 improved to 61.7% from 56.5% in the year ago period. Adjusted gross margin percentage for VAN Services for the third quarter of fiscal 2004 improved to 62.6% from 58.0% in the year ago period.


        -------------------------------------------------------------------------------------------------
                                               Third       Second        First       Fourth        Third
                                             Quarter      Quarter      Quarter      Quarter      Quarter
        (in thousands)                   Fiscal 2004  Fiscal 2004  Fiscal 2004  Fiscal 2003  Fiscal 2003
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        ICC.NET Revenue                       $2,562       $2,484       $2,796       $2,811       $2,753
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        Core VAN Services Revenue             $2,297       $2,119       $2,356       $2,257       $2,204
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        Professional Services Revenue           $182         $279         $355         $404         $456
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        Mapping Revenue                          $83          $86          $85         $150          $93
        -------------------------------- ------------ ------------ ------------ ------------ ------------

Service Bureau
--------------

For the third quarters of fiscal 2004 and fiscal 2003, Service Bureau revenue represented 11% of consolidated revenue.


        -------------------------------------------------------------------------------------------------
                                               Third       Second        First       Fourth        Third
                                             Quarter      Quarter      Quarter      Quarter      Quarter
        (in thousands)                   Fiscal 2004  Fiscal 2004  Fiscal 2004  Fiscal 2003  Fiscal 2003
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        -------------------------------- ------------ ------------ ------------ ------------ ------------
        Revenue                                 $331         $272         $308         $291         $341
        -------------------------------- ------------ ------------ ------------ ------------ ------------


Consolidated Nine-Month Results

     o The Company narrowed its net loss by 24.3% to $3.0 million, or $0.23 per diluted share, in the nine months ended April 30, 2004, from a net loss of $4.0 million, or $0.37 per diluted share, in the year ago period.
     o Consolidated revenue for the nine months ended April 30, 2004 decreased 2.6% to $8.8 million from $9.0 million in the year ago period.
     o Gross margin for the nine months ended April 30, 2004 improved to 40.4% from 32.0% in the year ago period.

Consolidated Nine-Month Results - Adjusted

     o EBITDA for the nine months ended April 30, 2004 improved 34.5% to a loss of $1.2 million from a loss of $1.9 million in the year ago period.
     o Adjusted gross margin for the nine months ended April 30, 2004 improved to 50.8% from 45.8% in the year ago period.

Segment Nine-Month Results

ICC.NET:
--------

For the nine months ended April 30, 2004, ICC.NET revenue, which includes VAN, Mapping Services and Professional Services, represented 89.6% of consolidated revenue compared to 86.7% of consolidated revenue in the year ago period.

Revenue for VAN Services increased 12.1% for the nine months ended April 30, 2004 compared to the same period last year.

Gross margin percentage for Van Services for the nine months ended April 30, 2004 improved to 60.4% from 53.2% in the year ago period. Adjusted gross margin percentage for VAN Services for the nine months ended April 30, 2004 improved to 61.6% from 55.0% in the year ago period.

        -----------------------------------------------------------------------
                                         Nine Months ended    Nine Months ended
        (in thousands)                      April 30, 2004       April 30, 2003
        ------------------------------- ------------------- --------------------
        ICC.NET  Revenue                            $7,842               $7,785
        ------------------------------- ------------------- --------------------
        Core VAN Services Revenue                   $6,772               $6,039
        ------------------------------- ------------------- --------------------
        Professional Services Revenue                 $817               $1,324
        ------------------------------- ------------------- --------------------
        Mapping Revenue                               $253                 $422
        ------------------------------- ------------------- --------------------


Service Bureau
--------------

For the nine months ended April 30, 2004, Service Bureau revenue represented 10.4% of consolidated revenue compared to 13.3% of total revenue in the year ago period.

        -------------------------------- ------------------- -------------------
                                          Nine Months ended    Nine Months ended
        (in thousands)                       April 30, 2004      April 30, 2003
        -------------------------------- ------------------- -------------------
        Revenue                                        $910              $1,197
        -------------------------------- ------------------- -------------------


The Company will post its supplemental financial information on its website, www.icc.net, in the afternoon of June 14, 2004.

(Tables to follow)

------------------------------------------------------------------------------
About Internet Commerce Corporation

Internet Commerce Corporation (NasdaqSC: ICCA) is a leader in the e-commerce business-to-business communication services market. ICC.NET, the company's global Internet-based value added network, provides complete supply chain connectivity solutions for EDI/EC while also offering users a sophisticated vehicle to securely transact files of any format and size. ICC offers a broad range of consulting services including XML technologies, data transformation, custom application development and an EDI service bureau. ICC uniquely bridges the legacy investments of yesterday to today's Internet technologies. For further information, visit us at www.icc.net.

Except for the historical information contained herein, this press release includes forward looking statements which are subject to a number of risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition. Actual results could differ materially. For more information about these risks and uncertainties, see the SEC filings of Internet Commerce Corporation.
CONTACT:  Victor Bjorge, 212.271.7618, victor@icc.net


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

INTERNET COMMERCE CORPORATION

Consolidated Statements of Operations and Comprehensive Loss (unaudited) (in thousands, except for share and per share amounts)


                                                                          Three Months Ended               Nine Months Ended
                                                                               April 30,                       April 30,
                                                                      ----------------------------    ----------------------------
                                                                          2004            2003            2004             2003
                                                                      ------------    ------------    ------------    ------------

Revenue:
   Services                                                           $      2,892    $      3,094    $      8,752    $      8,982
                                                                      ------------    ------------    ------------    ------------
Expenses:
Cost of services (excluding non-cash compensation of
  $16 and $35 for the three and nine months ended April
  30, 2004, respectively)                                                    1,562           1,920           5,173           5,728
Impairment of capitalized software development costs                          --               134              45             134
Impairment of software inventory                                              --              --              --               248
Product development and enhancement (excluding non-cash
  compensation of $7 and $118 for the three and nine months
  ended April 30, 2004, respectively)                                          233             273             686             829
Selling and marketing  (excluding non-cash compensation
  of  $17 and $92 for the three and nine months ended April
  30, 2004, respectively)                                                      734             735           2,371           2,320
General and administrative (excluding non-cash compensation
  of $73 and $393 for the three and nine months ended April
  30, 2004, respectively, and of $72 and $82 for the three
  and nine months ended April 30, 2003, respectively)                          893           1,028           2,843           3,234
Non-cash charges for stock-based compensation and services                     112              72             638              82
                                                                      ------------    ------------    ------------    ------------

                                                                             3,534           4,162          11,756          12,575
                                                                      ------------    ------------    ------------    ------------

Operating loss                                                                (642)         (1,068)         (3,004)         (3,593)
                                                                      ------------    ------------    ------------    ------------

Other income and (expense):
   Interest and investment income                                                1               1               2              10
   Investment gain (loss)                                                     --              --                68             (19)
   Interest expense                                                            (21)             (7)            (48)            (21)
   Impairment of marketable securities                                        --              --              --              (318)
                                                                      ------------    ------------    ------------    ------------
                                                                               (20)             (6)             22            (348)
                                                                      ------------    ------------    ------------    ------------

Net loss                                                              $       (662)   $     (1,074)   $     (2,982)   $     (3,942)

Dividends on preferred stock                                                   (98)            (97)           (301)           (299)

Beneficial conversion feature related to series D
  preferred stock                                                             --              (107)           --              (107)
                                                                      ------------    ------------    ------------    ------------

Loss attributable to common stockholders                              $       (760)   $     (1,278)   $     (3,283)   $     (4,348)
                                                                      ============    ============    ============    ============

Basic and diluted loss per common share                               $       (.05)   $      (0.11)   $      (0.23)   $      (0.37)
                                                                      ============    ============    ============    ============

Weighted average number of common shares outstanding -
   basic and diluted                                                    14,544,859      11,998,516      14,050,246      11,818,148
                                                                      ============    ============    ============    ============

COMPREHENSIVE LOSS:
-------------------
Net loss                                                              $       (662)   $     (1,074)   $     (2,982)   $     (3,942)
Other comprehensive income:
Unrealized gain - marketable securities                                       --                 7              42               1
Reclassification for impairment of marketable securities                      --              --              --               318
Reclassification of net unrealized gain on sale of
  marketable securities                                                       --              --               (68)             19

                                                                      ------------    ------------    ------------    ------------
Comprehensive loss                                                    $       (662)   $     (1,067)   $     (3,008)   $     (3,604)
                                                                      ============    ============    ============    ============


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

INTERNET COMMERCE CORPORATION

Consolidated Balance Sheets (unaudited)
(in thousands)


INTERNET COMMERCE CORPORATION

Consolidated Balance Sheets (unaudited)
(in thousands)

                                                                      April 30,         July 31,
                                                                        2004              2003
                                                                    ------------        ---------
                                                                    (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                          $  4,988          $  2,283
   Marketable securities                                                  --                  92
   Accounts receivable, net of allowance for
     doubtful accounts of $144 and $220, respectively                    1,757             1,733
   Prepaid expenses and other current assets                               389               296
                                                                      --------          --------
       Total current assets                                              7,134             4,404

Restricted cash                                                            118               128
Property and equipment, net                                                303               557
Software development costs, net                                             31               128
Goodwill                                                                 1,212             1,212
Other intangible assets, net                                             1,434             2,151
Other assets                                                                14                18
                                                                      --------          --------
       Total assets                                                   $ 10,246          $  8,598
                                                                      ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                   $    522          $    919
   Accrued expenses                                                        731             1,179
   Accrued dividends - preferred stock                                     132               232
   Short-term debt                                                         647              --
   Deferred revenue                                                         32                97
   Capital lease obligation                                                 88               148
   Other liabilities                                                        45               129
                                                                      --------          --------
          Total current liabilities                                      2,197             2,704

Capital lease obligation - less current portion                              6                46
Other non-current liabilities                                             --                   8
                                                                      --------          --------
          Total liabilities                                              2,203             2,758
                                                                      --------          --------

Commitments and contingencies

Stockholders' Equity:
Preferred stock                                                              *                  *
Common stock                                                               171               138
Additional paid-in capital                                              92,667            87,489
Accumulated deficit                                                    (84,795)          (81,813)
Accumulated other comprehensive income                                    --                  26
                                                                      --------          --------
          Total stockholders' equity                                     8,043             5,840
                                                                      --------          --------

          Total liabilities and stockholders' equity                  $ 10,246          $  8,598
                                                                      ========          ========


* less than 1,000


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


INTERNET COMMERCE CORPORATION
Supplemental Financial Data

Reconciliation of Net Income to EBITDA - Consolidated

                                                                  Nine                            Nine
                                                              Months Ended    Third Quarter   Months Ended     Third Quarter
(in thousands)                                               April 30, 2004    Fiscal 2004    April 30, 2003   Fiscal 2003
----------------------------------------------------------------------------------------------------------------------------

Net loss                                                        ($2,982)       ($  662)         ($3,942)         ($1,074)

Less: Net interest and investment (income) expense                  (22)            20               30                6

         Depreciation and amortization                            1,097            331            1,259              387

         Non-cash charges for stock-based compensation              638            112               82               72

         Impairment of capitalized software                          45           --                134              134

         Impairment of software inventory                          --             --                248              --

         Impairment of marketable securities                       --             --                318              --
                                                             --------------------------------------------------------------
EBITDA loss                                                     ($1,224)       ($  199)         ($1,871)           ($475)
                                                             ==============================================================


Reconciliation of net Income to EBITDA -
ICC.NET, VAN Services Only

                                                                   Nine                          Nine
                                                               Months Ended   Third Quarter   Months Ended     Third Quarter
(in thosands)                                                April 30, 2004   Fiscal 2004    April 30, 2003     Fiscal 2003
---------------------------------------------------------------------------------------------------------------------------
Net loss                                                        ($1,583)       ($  331)         ($2,290)           ($435)

Less: Net interest and investment (income) expense                  (29)            18               17                1

          Depreciation and amortization                             258             60              302               84

            Non-cash charges for stock-based compensation           638            112               82               72

          Impairment of marketable securities                      --             --                318              --
                                                             -------------------------------------------------------------
EBITDA loss                                                     ($  716)       ($  141)         ($1,571)           ($278)
                                                             =============================================================


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

INTERNET COMMERCE CORPORATION
Supplemental Financial Data


INTERNET COMMERCE CORPORATION
Supplemental Financial Data

Reconciliation of Gross Margin to Adjusted Gross            Nine                               Nine
Margin - Consolidated                                   Months Ended      Third Quarter     Months Ended      Third Quarter
(in thousands)                                         April 30, 2004      Fiscal 2004     April 30, 2003     Fiscal 2003
---------------------------------------------------------------------------------------------------------------------------

Revenue                                                    $ 8,751           $ 2,892           $ 8,981           $ 3,094

Cost of services                                             5,218             1,562             6,109             2,054
                                                         ---------------------------------------------------------------

Gross margin                                               $ 3,533           $ 1,330           $ 2,872           $ 1,040
                                                         ===============================================================

Gross margin %                                                40.4%             46.0%             32.0%             33.6%

Cost of services                                           $ 5,218           $ 1,562           $ 6,109           $ 2,054

Less:  Depreciation and amortization                          (868)             (277)             (856)             (276)
       Impairment of capitalized software                      (45)             --                (134)             (134)
       Impairment of software inventory                       --                --                (248)             --
                                                         ---------------------------------------------------------------

Adjusted cost of services                                    4,305             1,285             4,871             1,644
                                                         ---------------------------------------------------------------

Adjusted gross margin                                      $ 4,446           $ 1,607             4,110             1,450
                                                         ===============================================================

Adjusted gross margin %                                       50.8%             55.6%             45.8%             46.9%


Reconciliation of Gross Margin to Adjusted Gross             Nine                               Nine
Margin - ICC.NET, VAN Services Only                      Months Ended      Third Quarter     Months Ended     Third Quarter
(in thousands)                                          April 30, 2004      Fiscal 2004     April 30, 2003     Fiscal 2003
--------------------------------------------------------------------------------------------------------------------------

Revenue                                                    $ 6,772           $ 2,297           $ 6,039           $ 2,204

Cost of services                                             2,685               878             2,824               959
                                                         ---------------------------------------------------------------

Gross margin                                               $ 4,087           $ 1,419           $ 3,215           $ 1,245
                                                         ===============================================================

Gross margin %                                                60.4%             61.7%             53.2%             56.5%

Cost of services                                           $ 2,685           $   878           $ 2,824           $   959

Less:  Depreciation                                            (82)              (18)             (107)              (34)
                                                         ---------------------------------------------------------------

Adjusted cost of services                                    2,603               860             2,717               925
                                                         ---------------------------------------------------------------

Adjusted gross margin                                      $ 4,169           $ 1,437           $ 3,322           $ 1,279
                                                         ===============================================================
Adjusted gross margin %
                                                              61.6%             62.6%             55.0%             58.0%



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